Exhibit 23.1
PricewaterhouseCoopers LLP
Chartered Accountants
95 King Street South, Suite 201
Waterloo, Ontario
Canada N2J 5A2
Telephone +1 519 570 5700
Facsimile +1 519 570 5730
www.pwc.com/ca
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements:
•	Registration Statement (Form S-8 No. 333-87014) pertaining to the Teledyne Technologies Incorporated 2002 Stock Incentive Plan.

•	Registration Statement (Form S-8 No. 333-94739) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan.

•	Registration Statement (Form S-8 No. 333-91781) pertaining to the Teledyne Technologies Incorporated Executive Deferred Compensation Plan.

•	Registration Statement (Form S-8 No. 333-91785) pertaining to the Teledyne Technologies Incorporated 401(k) Plan.

•	Registration Statement (Form S-8 No. 333-91787) pertaining to the Teledyne Technologies Incorporated Stock Purchase Plan.

•	Registration Statement (Form S-8 No. 333-104712) pertaining to the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan.

•	Registration Statement (Form S-8 No. 333-91791) pertaining to the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan.

•	Registration Statement (Form S-8 No. 333-46630) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan.

•	Registration Statement (Form S-8 No. 333-33878) pertaining to the Teledyne Technologies Incorporated 401(k) Plan.

•	Registration Statement (Form S-8 No. 333-127273) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan.

•	Registration Statement (Form S-8 No. 333-147401) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-150633) pertaining to the Teledyne Technologies Incorporated 2008 Incentive Award Plan
of our reports dated March 8, 2011 and January 27, 2010 relating to the consolidated financial statements of DALSA Corporation as of December 31, 2010 and December 31, 2009 and for the years ended December 31, 2010 and 2009, appearing in this Current Report on Form 8-K/A of Teledyne Technologies Incorporated.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Waterloo, Ontario, Canada
April 29, 2011
“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.